FOR IMMEDIATE RELEASE

Contacts:

Investors
Bob Okunski
408-240-5447
Bob.Okunski@sunpowercorp.com

Media
Helen Kendrick
408-240-5585
Helen.Kendrick@sunpowercorp.com

SunPower Reports Second-Quarter 2011 Results

Total Tender Closed; Company Increases Liquidity with New $771 Million Letter of Credit Facility

SAN JOSE, Calif., August 9, 2011 – SunPower Corp. (NASDAQ: SPWRA, SPWRB) today announced financial results for its 2011 second quarter ended July 3, 2011.

($ Millions except per-share data)	2nd Quarter 2011	1st Quarter 2011	2nd Quarter 2010
Revenue	$592.3	$451.4	$384.2
GAAP gross margin	3.3% (1)	19.6%	22.9%
GAAP net loss	($147.9)	($2.1)	($6.2)
GAAP net loss per share	($1.51)(1)(2)	($0.02)	($0.07)
Non-GAAP gross margin(3)	12.5%	20.3%	26.3%
Non-GAAP net income (loss) per diluted share(3)	($0.19)	$0.15	$0.15

(1) Includes pre-tax charges totaling approximately $48.5 million, including $16.0 million related to the company’s panel reallocation strategy and $32.5 million related to the write-down of third-party inventory and costs associated with the termination of third-party cell supply contracts

(2) Includes pre-tax charges totaling approximately $26.4 million, including $13.3 million related to the company’s panel reallocation strategy and $13.1 million in expenses related to the Total tender offer

(3) A reconciliation of Non-GAAP to GAAP results is included at the end of this press release

“In the 2011 second quarter, revenue grew by more than 30% sequentially as demand for our high efficiency systems remained strong,” said Tom Werner, SunPower president and CEO.  “However, mix changes related to market conditions in Germany and Italy impacted our margins.  We expect improved results in the second half of the year due to strong visibility in our North American utility and power plants (UPP) and commercial businesses, both of which are fully allocated through the end of the year.  Also, as a result of reallocating 85 megawatts (MW) from our UPP international business to our residential and commercial business, we plan to increase both our dealer count and proportion of SunPower product sold by our dealers.  Our 2011 panel cost reduction roadmap remains on track and we are accelerating our cell manufacturing step reduction initiative which will further reduce our capital cost per watt.

“Since successfully closing our strategic investment by Total at the end of the second quarter, we have been working closely with them to improve our balance sheet,” continued Werner.  “Today we signed a new $771 million letter of credit facility using Total’s $1 billion credit support agreement, giving us access to approximately $200 million of previously restricted cash to support our growth.  In addition, we have identified synergies between the companies that will allow us to leverage our investments in project development and other areas.”

Key milestones achieved by the company since the first quarter of 2011 include:

•	$771 Million Letter of Credit Facility signed using Total Credit Support Agreement
•	Launched world-record efficiency SunPower® E 20 Series solar panel
•	Successful production run of Gen 2 high efficiency solar cells using 15% step reduced process

•	Completed construction of both Pofi (5 MW) and Galatina (9 MW) power plants in Italy
•
Received final Federal Environmental Assessment with a finding of no significant impact for 250 MWac California Valley Solar Ranch power plant and completed comprehensive settlement agreement with national environmental groups

•	Partnered with Citi to fund $105 million U.S. residential solar lease program

“During the second quarter, we continued to focus on effectively managing our working capital needs and improving liquidity,” said Dennis Arriola, SunPower CFO.  “We significantly improved inventory turns and reduced inventory by 15% from the first quarter.  With strong demand, continued focus on working capital management through our demand driven supply chain and global expense control initiatives, we are on track to meet our second half profitability goals.”

As previously announced on July 25, 2011, second quarter GAAP results include pre-tax charges totaling approximately $75 million, including $29.3 million related to the company’s panel reallocation strategy, $13.1 million in expenses related to the Total tender offer, and $32.5 million related to the write-down of third-party inventory and costs associated with the termination of third-party cell supply contracts.  These charges are excluded from the company’s non-GAAP results.

“As a result of the abrupt changes in the Italian market, we have restructured and realigned the company to address the preference for small scale solar systems in Europe,” said Werner.  “Our industry-leading, high efficiency technology is ideally suited for roofs and parking structures and we are well positioned to profitably grow share in key markets this year.”

2011 Financial Outlook
	Q3 2011	FY 2011
Revenue	$700-750 million	$2.80 - $2.95 billion
Gross Margin (GAAP)	12% - 14%	14% - 16%
Gross Margin (Non-GAAP)*	13% - 15%	17% - 19%
GAAP net loss per diluted share	($0.25) – ($0.15)	($1.00) – ($0.50)
Non-GAAP net income per diluted share*	$0.05 - $0.15	$0.75 - $1.25
MW Recognized	225 – 250 MW	900 – 950 MW
*A reconciliation of Non-GAAP to GAAP outlook is included at the end of this press release

This press release contains both GAAP and non-GAAP financial information.  Non-GAAP historical figures are reconciled to the closest GAAP equivalent categories in the financial attachment of this press release.  Please note that the company has posted supplemental information and slides related to its second quarter 2011 performance on the Events and Presentations section of the SunPower Investor Relations page at http://investors.sunpowercorp.com/events.cfm.

About SunPower

SunPower Corp. (Nasdaq: SPWRA, SPWRB) designs, manufactures and delivers the highest efficiency, highest reliability solar panels and systems available today. Residential, business, government and utility customers rely on the company’s quarter century of experience and guaranteed performance to provide maximum return on investment throughout the life of the solar system. Headquartered in San Jose, Calif., SunPower has offices in North America, Europe, Australia and Asia. For more information, visit www.SunPowercorp.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements are statements that do not represent historical facts and may be based on underlying assumptions. The company uses words and phrases such as “expects,” “visibility,” “allocated,” “plan,” “on track,” “accelerating,” “initiative,” “will,” “working closely, “ “continued focus,” “well positioned,” “outlook,” and similar expressions to identify forward-looking statements in this press release, including forward-looking statements regarding:  (a) forecasted Q3 2011 and FY 2011 revenues, GAAP and non-GAAP gross margins, GAAP and non-GAAP net income/loss per diluted share, and MW recognized; (b) improved results in the second half of 2011, including meeting profitability goals; (c) visibility into NA businesses and increasing dealer count; (d) cost reduction efforts and reducing capital cost/watt; (e) improving working capital management, expense control initiatives; (f) synergies with our relationship with Total; and (g) profitably grow share in key markets in 2011.  Such forward-looking statements are based on information available to the company as of the date of this release and involve a number of risks and uncertainties, some beyond the company’s control, that could cause actual results to differ materially from those anticipated by these forward-looking statements, including risks and uncertainties such as:  (i) our ability to achieve the expected benefits from our relationship with Total, including through the credit support agreement; (ii) the impact of regulatory changes and the continuation of governmental and related economic incentives promoting the use of solar power, and the impact of such changes on our revenues, financial results, and any potential impairments to our intangible assets, project assets, and goodwill; (iii) increasing competition in the industry and lower average selling prices, and any revaluation of inventory as a result of decreasing ASP or reduced demand; (iv) the company’s ability to obtain and maintain an adequate supply of raw materials, components, and solar panels, as well as the price it pays for such items and third parties’ willingness to renegotiate or cancel above market contracts; (v) general business and economic conditions, including seasonality of the solar industry and growth trends in the solar industry; (vi) the company’s ability to revise its portfolio allocation geographically and across downstream channels to respond to regulatory changes; (vii) the company’s ability to increase or sustain its growth rate; (viii) construction difficulties or potential delays, including obtaining land use rights, permits, license, other governmental approvals, and transmission access and upgrades, and any litigation relating thereto; (ix) the company’s ability to meet all conditions for obtaining the DOE loan guarantee and any environmental litigation relating to the CVSR project; (x) the significant investment required to construct power plants and the company’s ability to sell or otherwise monetize power plants; (xi) fluctuations in the company’s operating results and its unpredictability, especially revenues from the UPP segment or in response to regulatory changes; (xii) the availability of financing arrangements for the company’s utilities projects and the company’s customers; (xiii) potential difficulties associated with operating the joint venture with AUO and the company’s ability to achieve the anticipated synergies and manufacturing benefits, including ramping Fab 3 according to plan; (xiv) the company’s ability to remain competitive in its product offering, obtain premium pricing while continuing to reduce costs and achieve lower targeted cost per watt; (xv) the company’s liquidity, substantial indebtedness, and its ability to obtain additional financing; (xvi) manufacturing difficulties that could arise; (xvii) the success of the company’s ongoing research and development efforts and the acceptance of the company’s new products and services; (xviii) the company’s ability to protect its intellectual property; (xix) the company’s exposure to foreign exchange, credit and interest rate risk; (xx) possible impairment of goodwill; (xxi) possible consolidation of the joint venture AUO SunPower; and (xxii) other risks described in the company’s Annual Report on Form 10-K for the year ended January 2, 2011, Quarterly Reports on Form 10-Q for the quarters ended April 3, 2011 and July 3, 2011 and other filings with the Securities and Exchange Commission.  These forward-looking statements should not be relied upon as representing the company's views as of any subsequent date, and the company is under no obligation to, and expressly disclaims any responsibility to, update or alter its forward-looking statements, whether as a result of new information, future events or otherwise.

SUNPOWER CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

(Unaudited)

	Jul. 3,	Jan. 2,
	2011	2011

ASSETS

Cash and cash equivalents	$245,790	$605,420
Restricted cash and cash equivalents	225,607	256,299
Investments	-	38,720
Accounts receivable, net	395,991	381,200
Costs and estimated earnings in excess of billings	144,370	89,190
Inventories	412,614	313,398
Advances to suppliers	304,541	287,092
Prepaid expenses and other assets	492,319	371,228
Property, plant and equipment, net	592,659	578,620
Project assets - plants and land	115,630	46,106
Goodwill and other intangible assets, net	399,411	412,058

Total assets	$3,328,932	$3,379,331

LIABILITIES AND STOCKHOLDERS' EQUITY

Accounts payable	$413,554	$382,884
Accrued and other liabilities	382,633	268,836
Billings in excess of costs and estimated earnings	47,210	48,715
Bank loans	213,623	248,010
Convertible debt	605,567	591,923
Customer advances	174,243	181,529

Total liabilities	1,836,830	1,721,897

Stockholders' equity	1,492,102	1,657,434

Total liabilities and stockholders' equity	$3,328,932	$3,379,331

SUNPOWER CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)

(Unaudited)

	THREE MONTHS ENDED			SIX MONTHS ENDED
	Jul. 3,	Apr. 3,	Jul. 4,	Jul. 3,	Jul. 4,
	2011	2011	2010	2011	2010

Revenue:
Utility and power plants	$302,439	$245,909	$119,999	$548,348	$264,093
Residential and commercial	289,816	205,509	264,239	495,325	467,419
Total revenue	592,255	451,418	384,238	1,043,673	731,512

Cost of revenue:
Utility and power plants	309,032	203,011	97,224	512,043	208,652
Residential and commercial	263,929	159,885	199,163	423,814	363,266
Total cost of revenue	572,961	362,896	296,387	935,857	571,918

Gross margin	19,294	88,522	87,851	107,816	159,594

Operating expenses:
Research and development	15,255	13,646	11,206	28,901	21,613
Selling, general and administrative	90,856	76,179	78,376	167,035	142,656
Restructuring charges	13,308	-	-	13,308	-

Total operating expenses	119,419	89,825	89,582	209,244	164,269

Operating loss	(100,125)	(1,303)	(1,731)	(101,428)	(4,675)

Other income (expense):
Gain on change in equity interest in unconsolidated investee	322	-	28,348	322	28,348
Gain (loss) on mark-to-market derivatives	(97)	(44)	34,070	(141)	31,852
Interest and other income (expense), net	(25,098)	(23,723)	(29,837)	(48,821)	(46,095)

Other income (expense), net	(24,873)	(23,767)	32,581	(48,640)	14,105

Income (loss) from continuing operations before income taxes and equity in earnings of unconsolidated investees	(124,998)	(25,070)	30,850	(150,068)	9,430

Benefit from (provision for) income taxes	(22,702)	15,816	(46,992)	(6,886)	(16,117)
Equity in earnings (loss) of unconsolidated investees	(172)	7,133	2,030	6,961	5,148

Loss from continuing operations	(147,872)	(2,121)	(14,112)	(149,993)	(1,539)
Income from discontinued operations, net of taxes	-	-	7,896	-	7,896

Net income (loss)	$(147,872)	$(2,121)	$(6,216)	$(149,993)	$6,357

Net income (loss) per share of class A and class B common stock:
Net income (loss) per share – basic:
Continuing operations	$(1.51)	$(0.02)	$(0.15)	$(1.55)	$(0.01)
Discontinued operations	-	-	0.08	-	0.08
Net income (loss) per share – basic	$(1.51)	$(0.02)	$(0.07)	$(1.55)	$0.07
Net income (loss) per share – diluted:
Continuing operations	$(1.51)	$(0.02)	$(0.15)	$(1.55)	$(0.01)
Discontinued operations	-	-	0.08	-	0.08
Net income (loss) per share – diluted	$(1.51)	$(0.02)	$(0.07)	$(1.55)	$0.07

Weighted-average shares:
- Basic	97,656	96,453	95,564	97,054	95,359
- Diluted	97,656	96,453	95,564	97,054	95,359

SUNPOWER CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

(Unaudited)

	THREE MONTHS ENDED			SIX MONTHS ENDED
	Jul. 3,	Apr. 3,	Jul. 4,	Jul. 3,	Jul. 4,
	2011	2011	2010	2011	2010

Cash flows from operating activities:
Net income (loss)	$(147,872)	$(2,121)	$(6,216)	$(149,993)	$6,357
Less: Income from discontinued operations, net of taxes	-	-	7,896	-	7,896
Loss from continuing operations	$(147,872)	$(2,121)	$(14,112)	$(149,993)	$(1,539)
Adjustments to reconcile loss from continuing operations to net cash used in operating activities of continuing operations:
Stock-based compensation	12,817	13,163	11,591	25,980	22,399
Depreciation	27,967	25,697	24,558	53,664	49,273
Amortization of other intangible assets	6,868	7,064	11,702	13,932	16,461
Loss (gain on sale) of investments	319	(128)	-	191	(1,572)
Loss (gain) on mark-to-market derivatives	97	44	(34,070)	141	(31,852)
Non-cash interest expense	7,007	7,325	9,378	14,332	15,768
Debt issuance costs	1,478	1,256	1,091	2,734	1,790
Amortization of promissory notes	2,062	1,290	2,919	3,352	2,919
Gain on change in equity interest in unconsolidated investee	(322)	-	(28,348)	(322)	(28,348)
Third-party inventories write-down	16,399	-	-	16,399	-
Project assets write-down	16,053	-	-	16,053	-
Equity in (earnings) loss of unconsolidated investees	172	(7,133)	(2,030)	(6,961)	(5,148)
Deferred income taxes and other tax liabilities	87	(2,171)	47,939	(2,084)	12,219
Changes in operating assets and liabilities, net of effect of acquisition:
Accounts receivable	(49,165)	52,274	11,151	3,109	41,662
Costs and estimated earnings in excess of billings	(6,476)	(40,638)	(27,657)	(47,114)	(32,564)
Inventories	60,202	(163,199)	(21,163)	(102,997)	(72,248)
Project assets	(56,198)	(27,644)	(44,480)	(83,842)	(47,906)
Prepaid expenses and other assets	4,905	(14,233)	(92,623)	(9,328)	(107,315)
Advances to suppliers	(4,650)	(12,820)	579	(17,470)	3,757
Accounts payable and other accrued liabilities	26,352	(26,368)	93,909	(16)	120,782
Billings in excess of costs and estimated earnings	(23,751)	21,271	(16,903)	(2,480)	(5,288)
Customer advances	(224)	(7,588)	1,869	(7,812)	951
Net cash used in operating activities of continuing operations	(105,873)	(174,659)	(64,700)	(280,532)	(45,799)
Net cash provided by operating activities of discontinued operations	-	-	649	-	649
Net cash used in operating activities	(105,873)	(174,659)	(64,051)	(280,532)	(45,150)

Cash flows from investing activities:
Decrease (increase) in restricted cash and cash equivalents	35,421	(4,728)	11,464	30,693	(8,253)
Purchases of property, plant and equipment	(23,407)	(44,757)	(56,634)	(68,164)	(100,292)
Proceeds from sale of equipment to third-party	290	209	-	499	2,875
Proceeds from sales or maturities of available-for-sale securities	43,459	300	-	43,759	1,572
Cash paid for acquisitions, net of cash acquired	-	-	-	-	(272,699)
Cash paid for investments in joint ventures and other non-public companies	(30,000)	(20,000)	-	(50,000)	(1,618)
Net cash used in investing activities of continuing operations	25,763	(68,976)	(45,170)	(43,213)	(378,415)
Net cash used in investing activities of discontinued operations	-	-	(17,708)	-	(17,708)
Net cash used in investing activities	25,763	(68,976)	(62,878)	(43,213)	(396,123)

Cash flows from financing activities:
Proceeds from issuance of bank loans, net of issuance costs	25,000	164,221	-	189,221	-
Proceeds from issuance of project loans, net of issuance costs	-	-	3,595	-	5,134
Proceeds from issuance of convertible debt, net of issuance costs	-	-	29,320	-	244,241
Repayment of bank loans	(70,000)	(156,136)	(30,000)	(226,136)	(30,000)
Cash paid for bond hedge	-	-	(9,024)	-	(75,200)
Proceeds from warrant transactions	-	-	7,374	-	61,450
Proceeds from exercise of stock options	3,853	73	346	3,926	346
Purchases of stock for tax withholding obligations on vested restricted stock	(1,319)	(8,077)	(797)	(9,396)	(1,977)
Net cash provided by (used in) financing activities of continuing operations	(42,466)	81	814	(42,385)	203,994
Net cash provided by financing activities of discontinued operations	-	-	17,059	-	17,059
Net cash provided by (used in) financing activities	(42,466)	81	17,873	(42,385)	221,053

Effect of exchange rate changes on cash and cash equivalents	506	5,994	(7,130)	6,500	(12,691)
Net decrease in cash and cash equivalents	(122,070)	(237,560)	(116,186)	(359,630)	(232,911)
Cash and cash equivalents at beginning of period	367,860	605,420	499,154	605,420	615,879
Cash and cash equivalents at end of period	245,790	367,860	382,968	245,790	382,968
Less: Cash and cash equivalents of discontinued operations	-	-	-	-	-
Cash and cash equivalents of continuing operations, end of period	$245,790	$367,860	$382,968	$245,790	$382,968

Non-cash transactions:
Property, plant and equipment acquisitions funded by liabilities	$6,494	$8,596	$113,008	$6,494	$113,008
Non-cash interest expense capitalized and added to the cost of qualified assets	795	499	560	1,294	1,095

(In thousands, except per share data)
	THREE MONTHS ENDED			SIX MONTHS ENDED		THREE MONTHS ENDED			SIX MONTHS ENDED
	Jul. 3,	Apr. 3,	Jul. 4,	Jul. 3,	Jul. 4,	Jul. 3,	Apr. 3,	Jul. 4,	Jul. 3,	Jul. 4,
	2011	2011	2010	2011	2010	2011	2011	2010	2011	2010
		(Presented on a GAAP Basis)					(Presented on a non-GAAP Basis)
Gross margin	$19,294	$88,522	$87,851	$107,816	$159,594	$73,853	$91,772	$103,282	$165,625	$181,423
Operating income (loss)	$(100,125)	$(1,303)	$(1,731)	$(101,428)	$(4,675)	$(4,090)	$21,248	$33,032	$17,158	$46,558
Net income (loss) per share of class A and class B common stock:
- Basic	$(1.51)	$(0.02)	$(0.07)	$(1.55)	$0.07	$(0.19)	$0.15	$0.15	$(0.04)	$0.20
- Diluted	$(1.51)	$(0.02)	$(0.07)	$(1.55)	$0.07	$(0.19)	$0.15	$0.15	$(0.04)	$0.20

About SunPower’s Non-GAAP Financial Measures

To supplement its consolidated financial results presented in accordance with GAAP, SunPower uses non-GAAP measures which are adjusted from the most directly comparable GAAP results to exclude certain items, as described below. In addition, the presentation of non-GAAP gross margin and non-GAAP operating income includes the results of discontinued operations. Management does not consider these items in evaluating the core operational activities of SunPower. The specific non-GAAP measures listed below are gross margin, operating income (loss) and net income (loss) per share. Management believes that each of these non-GAAP measures (gross margin, operating income (loss) and net income (loss) per share) are useful to investors by enabling them to better assess changes in each of these key elements of SunPower’s results of operations across different reporting periods on a consistent basis, independent of these items. Thus, each of these non-GAAP financial measures provides investors with another method for assessing SunPower’s operating results in a manner that is focused on its ongoing core operating performance, absent the effects of these items. Management also uses these non-GAAP measures internally to assess the business and financial performance of current and historical results, for strategic decision making, forecasting future results and evaluating the company’s current performance. Many of the analysts covering SunPower also use these non-GAAP measures in their analyses. Given management’s use of these non-GAAP measures, SunPower believes these measures are important to investors in understanding SunPower’s current and future operating results as seen through the eyes of management. These non-GAAP measures are not in accordance with or an alternative for GAAP financial data, the non-GAAP measures should be reviewed together with the GAAP measures and are not intended to serve as a substitute for results under GAAP, and may be different from non-GAAP measures used by other companies.

•
Non-GAAP gross margin. The use of this non-GAAP financial measure allows management to evaluate the gross margin of SunPower’s core businesses and trends across different reporting periods on a consistent basis, independent of charges including amortization of intangible assets, stock-based compensation, certain losses due to change in European government incentives, and interest expense. In addition, the presentation of non-GAAP gross margin includes the results of discontinued operations. This non-GAAP financial measure is an important component of management's internal performance measurement process as it is used to assess the current and historical financial results of the business, for strategic decision making, preparing budgets and forecasting future results. Management presents this non-GAAP financial measure to enable investors and analysts to evaluate SunPower’s revenue generation performance relative to the direct costs of revenue of its core businesses.

•
Non-GAAP operating income (loss). The use of this non-GAAP financial measure allows management to evaluate the operating results of SunPower's core businesses and trends across different reporting periods on a consistent basis, independent of charges including amortization of intangible assets and promissory notes, stock-based compensation, Total investment related costs, certain losses due to change in European government incentives, and interest expense. In addition, the presentation of non-GAAP operating income (loss) includes the results of discontinued operations. Non-GAAP operating income (loss) is an important component of management's internal performance measurement process as it is used to assess the current and historical financial results of the business, for strategic decision making, preparing budgets and forecasting future results. Management presents this non-GAAP financial measure to enable investors and analysts to understand the results of operations of SunPower’s core businesses and to compare results of operations on a more consistent basis against that of other companies in the industry.

•
Non-GAAP net income (loss) per share. Management presents this non-GAAP financial measure to enable investors and analysts to assess SunPower's operating results and trends across different reporting periods on a consistent basis, independent of items including amortization of intangible assets and promissory notes, stock-based compensation, Total investment related costs, certain losses due to change in European government incentives, interest expense, net gains (losses) on mark-to-market derivative instruments, changes in our equity investment in joint ventures, and the tax effects of these non-GAAP adjustments. In addition, investors and analysts can compare SunPower's operating results on a more consistent basis against that of other companies in the industry.

Excluded Items

•
Amortization of intangible assets. SunPower incurs amortization of intangible assets as a result of acquisitions, which includes in-process research and development, patents, project assets, purchased technology and trade names. SunPower excludes these items because these expenses are not reflective of ongoing operating results in the period incurred. These amounts arise from prior acquisitions and have no direct correlation to the operation of SunPower’s core businesses.

•
Stock-based compensation. Stock-based compensation relates primarily to SunPower stock awards such as stock options and restricted stock. Stock-based compensation is a non-cash expense that varies in amount from period to period and is dependent on market forces that are difficult to predict. As a result of this unpredictability, management excludes this item from its internal operating forecasts and models. Management believes that non-GAAP measures adjusted for stock-based compensation provide investors with a basis to measure the company’s core performance against the performance of other companies without the variability created by stock-based compensation.

•
Total investment related costs. SunPower excludes expenses such as legal, banking and other professional services incurred in connection with Total Gas & Power USA, SAS’s investment in SunPower. SunPower excludes such charges because these expenses are not reflective of ongoing operating results in the period incurred. These amounts arise from  the investment made by Total and have no direct correlation to the operation of SunPower’s core businesses.

•
Amortization of promissory notes. Included in the total consideration for a prior acquisition completed on March 26, 2010 is $14 million in promissory notes to the acquiree’s management shareholders issued by SunPower. Since the vesting and payment of the promissory notes are contingent on future employment, the promissory notes are considered deferred compensation and therefore are not included in the purchase price allocated to the net assets acquired. SunPower excludes this non-cash charge over the service period required under the terms of the promissory notes because these expenses are not reflective of ongoing operating results in the period incurred. These amounts arise from prior acquisitions and have no direct correlation to the operation of SunPower’s core businesses.

•
Loss on change in European government incentives. On May 5, 2011, the Italian government announced a legislative decree which defined the revised feed-in-tariff ("FIT") and the transition process effective June 1, 2011. The decree announced a decline in FIT and also set forth a limit on the construction of solar plants on agricultural land. Similarly, during the last several months other European countries reduced government incentives for the solar market. Such changes had a materially negative effect on the market for solar systems in Europe and affected SunPower’s financial results as follows:

o
Restructuring. In response to reductions in European government incentives, which have had a significant impact on the global solar market, on June 13, 2011, SunPower’s Board of Directors approved a restructuring plan to realign its resources. As a result, SunPower recorded restructuring charges in the second quarter of fiscal 2011. Restructuring charges are excluded from non-GAAP financial measures because they are not considered core operating activities and such costs have not historically occurred in each year. Although SunPower has engaged in restructuring activities in the past, each has been a discrete event based on a unique set of business objectives. As such, management believes that it is appropriate to exclude restructuring charges from SunPower’s non-GAAP financial measures as they are not reflective of ongoing operating results or contribute to a meaningful evaluation of a company's past operating performance.

o
Write-down of project assets. Project assets consist primarily of capitalized costs relating to solar power system projects in various stages of development that we incur prior to the sale of the solar power system to a third party. These costs include costs for land and costs for developing and constructing a solar power system. The fair market value of these project assets declined due to SunPower’s inability to develop, commercialize and sell active projects within Europe. Such charges are excluded from non-GAAP financial measures as they are related to a discrete event and are not reflective of ongoing operating results.

o
Third-party inventory charges. Charges relate to the write-down of third-party inventory and costs associated with the termination of above-market third-party solar cell supply contracts as the decline in European government incentives, primarily in Italy, has driven down demand and average selling price in certain areas of Europe. Such charges are excluded from non-GAAP financial measures as they are related to a discrete event and are not reflective of ongoing operating results.

o
Loss on foreign currency derivatives. SunPower has an active hedging program designed to reduce its exposure to movements in foreign currency exchange rates. As a part of this program, SunPower designates certain derivative transactions as effective cash flow hedges of anticipated foreign currency revenues and records the effective portion of changes in the fair value of such transactions in accumulated other comprehensive income (loss) until the anticipated revenues have occurred, at which point the associated income or loss would be recognized in revenue. In the first quarter of fiscal 2011, in connection with the decline in forecasted revenue surrounding the change in the Italian FIT, SunPower reclassified an amount held in accumulated other comprehensive income (loss) to other income (expense), net for certain previously anticipated transactions which did not occur or were now probable not to occur. SunPower excludes this item as it is not reflective of ongoing operating results and excluding this data provides investors with a basis to compare the company’s performance against the performance of other companies without such transactions.

•
Non-cash interest expense. SunPower separately accounted for the liability and equity components of its convertible debt issued in 2007 in a manner that reflected interest expense equal to its non-convertible debt borrowing rate. In addition, SunPower measured the two share lending arrangements entered into in connection with its convertible debt issued in 2007 at fair value and amortized the imputed share lending costs in current and prior periods. As a result, SunPower incurs interest expense that is substantially higher than interest payable on its 1.25% senior convertible debentures and 0.75% senior convertible debentures.

In addition, SunPower separately accounted for the fair value liabilities of the embedded cash conversion option and the over-allotment option on its 4.5% senior cash convertible debentures issued in 2010 as an original issue discount and a corresponding derivative conversion liability. As a result, SunPower incurs interest expense that is substantially higher than interest payable on its 4.5% senior cash convertible debentures. SunPower excludes non-cash interest expense because the expense is not reflective of its ongoing financial results in the period incurred. Excluding this data provides investors with a basis to compare the company’s performance against the performance of other companies without non-cash interest expense.

•
Gain (loss) on mark-to-market derivative instruments. In connection with the issuance of its 4.5% senior cash convertible debentures in 2010, SunPower entered into certain convertible debenture hedge and warrant transactions with respect to its class A common stock intended to reduce the potential cash payments that would occur upon conversion of the debentures. The convertible debenture hedge and warrant transactions consisting of call option instruments are deemed to be mark-to-market derivatives until such transactions settle or expire. As of December 23, 2010, the warrant transactions were amended to be share-settled rather than cash-settled, therefore, the warrant transactions are not subject to mark-to-market accounting treatment subsequent to December 23, 2010. In addition, the embedded cash conversion option of the debt is deemed to be a mark-to-market derivative instrument during the period in which the cash convertible debt remains outstanding. Finally, the over-allotment option in favor of the debenture underwriters is deemed a mark-to-market derivative instrument during the period the over-allotment option remained unexercised, or from April 1, 2010 through April 5, 2010. SunPower excluded the net gain (loss) relating to the above mentioned derivative instruments from its non-GAAP results because it was not realized in cash and it is not reflective of the company’s ongoing financial results. Excluding this data provides investors with a basis to compare the company’s performance against the performance of other companies without a net non-cash gain (loss) on mark-to-market derivative instruments.

•
Gain on change in equity interest in unconsolidated investee. On June 30, 2010, Woongjin Energy Co., Ltd completed its initial public offering and the sale of 15.9 million new shares of common stock. In the second quarter of 2011, Woongjin Energy issued additional equity to other investors. SunPower did not participate in these common stock issuances by Woongjin Energy. As a result of the new common stock issuances by Woongjin Energy, SunPower’s percentage equity interest in Woongjin Energy decreased and SunPower recognized a non-cash gain in both the second quarter of 2011 and 2010, representing the excess of the price over SunPower’s per share carrying value of its shares. SunPower excluded the non-cash gain from its non-GAAP results because it was not realized in cash and it is not reflective of its ongoing financial results. Excluding this data provides investors with a basis to compare SunPower’s performance against the performance of other companies without non-cash income from a gain on change in its equity interest in unconsolidated investees.

•	Tax effect. This amount is used to present each of the amounts described above on an after-tax basis with the presentation of non-GAAP net income (loss) per share.

•
Income from discontinued operations, net of taxes. In connection with a prior acquisition completed on March 26, 2010, it acquired an already completed and operating solar power plant. In the period in which an asset of SunPower is classified as held-for-sale, it is required to present the related assets, liabilities and results of operations associated with that asset as discontinued operations in its financial statements in accordance with GAAP. During the second quarter of 2010, SunPower generated electricity revenue and incurred costs and expenses associated with this owned asset. The presentation of SunPower’s Consolidated Statements of Operations discloses the results of operations of the solar power plant as a one line item classification as discontinued operations in accordance with GAAP. As such, the presentation of GAAP gross margin and GAAP operating income in the second quarter of 2010 excludes the results of these discontinued operations. SunPower reclassified the results of the solar power plant operations from the one line discontinued operations classification for GAAP purposes to the natural account classifications (revenue, etc.) within non-GAAP gross margin and non-GAAP operating income. SunPower believes this reclassification of the solar power plant’s results of operations provides an appropriate representation of the results of SunPower's operations during the quarter in operating a solar power plant.

For more information on these non-GAAP financial measures, please see the tables captioned "Reconciliations of GAAP Measures to Non-GAAP Measures" set forth at the end of this release and which should be read together with the preceding financial statements prepared in accordance with GAAP.

SUNPOWER CORPORATION
RECONCILIATIONS OF GAAP MEASURES TO NON-GAAP MEASURES
(Unaudited)
(In thousands, except per share data)

STATEMENT OF OPERATIONS DATA:
	THREE MONTHS ENDED						SIX MONTHS ENDED
	Jul. 3,		Apr. 3,		Jul. 4,		Jul. 3,		Jul. 4,
	2011		2011		2010		2011		2010

GAAP utility and power plants gross margin	$(6,593)	-2%	$42,898	17%	$22,775	19%	$36,305	7%	$55,441	21%
Amortization of intangible assets	65		102		774		167		1,463
Stock-based compensation expense	2,414		885		1,632		3,299		2,823
Loss on change in European government incentives	29,082		-		-		29,082		-
Non-cash interest expense	601		385		275		986		676
Discontinued operations	-		-		7,905		-		7,905
Non-GAAP utility and power plants gross margin	$25,569	8%	$44,270	18%	$33,361	26%	$69,839	13%	$68,308	25%

GAAP residential and commercial gross margin	$25,887	9%	$45,624	22%	$65,076	25%	$71,511	14%	$104,153	22%
Amortization of intangible assets	2		193		2,125		195		4,249
Stock-based compensation expense	2,859		1,036		2,327		3,895		3,818
Loss on change in European government incentives	19,381		-		-		19,381		-
Non-cash interest expense	155		649		393		804		895
Non-GAAP residential and commercial gross margin	$48,284	17%	$47,502	23%	$69,921	26%	$95,786	19%	$113,115	24%

GAAP total gross margin	$19,294	3%	$88,522	20%	$87,851	23%	$107,816	10%	$159,594	22%
Amortization of intangible assets	67		295		2,899		362		5,712
Stock-based compensation expense	5,273		1,921		3,959		7,194		6,641
Loss on change in European government incentives	48,463		-		-		48,463		-
Non-cash interest expense	756		1,034		668		1,790		1,571
Discontinued operations	-		-		7,905		-		7,905
Non-GAAP total gross margin	$73,853	12%	$91,772	20%	$103,282	26%	$165,625	16%	$181,423	25%

GAAP operating loss	$(100,125)		$(1,303)		$(1,731)		$(101,428)		$(4,675)
Amortization of intangible assets	6,868		7,064		11,702		13,932		16,461
Stock-based compensation expense	12,817		13,163		11,591		25,980		22,399
Total investment related costs	13,123		-		-		13,123		-
Amortization of promissory notes	2,062		1,290		2,919		3,352		2,919
Loss on change in European government incentives	60,407		-		-		60,407		-
Non-cash interest expense	758		1,034		668		1,792		1,571
Discontinued operations	-		-		7,883		-		7,883
Non-GAAP operating income (loss)	$(4,090)		$21,248		$33,032		$17,158		$46,558

NET INCOME (LOSS) PER SHARE:

	THREE MONTHS ENDED			SIX MONTHS ENDED
	Jul. 3,	Apr. 3,	Jul. 4,	Jul. 3,	Jul. 4,
	2011	2011	2010	2011	2010

Basic:
GAAP net income (loss) per share	$(1.51)	$(0.02)	$(0.07)	$(1.55)	$0.07
Reconciling items:
Amortization of intangible assets	0.07	0.07	0.12	0.14	0.17
Stock-based compensation expense	0.13	0.14	0.12	0.27	0.23
Total investment related costs	0.13	-	-	0.14	-
Amortization of promissory notes	0.02	0.01	0.03	0.03	0.03
Loss on change in European government incentives	0.62	0.05	-	0.67	-
Non-cash interest expense	0.07	0.08	0.10	0.15	0.17
Mark-to-market derivatives	-	-	(0.35)	-	(0.33)
Gain on change in equity interest in unconsolidated investee	-	-	(0.30)	-	(0.30)
Tax effect	0.28	(0.18)	0.50	0.11	0.16

Non-GAAP net income (loss) per share	$(0.19)	$0.15	$0.15	$(0.04)	$0.20

Diluted:
GAAP net income (loss) per share	$(1.51)	$(0.02)	$(0.07)	$(1.55)	$0.07
Reconciling items:
Amortization of intangible assets	0.07	0.07	0.12	0.14	0.17
Stock-based compensation expense	0.13	0.14	0.12	0.27	0.23
Total investment related costs	0.13	-	-	0.14	-
Amortization of promissory notes	0.02	0.01	0.03	0.03	0.03
Loss on change in European government incentives	0.62	0.05	-	0.67	-
Non-cash interest expense	0.07	0.08	0.10	0.15	0.17
Mark-to-market derivatives	-	-	(0.35)	-	(0.33)
Gain on change in equity interest in unconsolidated investee	-	-	(0.30)	-	(0.30)
Tax effect	0.28	(0.18)	0.50	0.11	0.16

Non-GAAP net income (loss) per share	$(0.19)	$0.15	$0.15	$(0.04)	$0.20

Weighted-average shares:

GAAP net income (loss) per share:
- Basic	97,656	96,453	95,564	97,054	95,359
- Diluted	97,656	96,453	95,564	97,054	95,359

Non-GAAP net income (loss) per share:
- Basic	97,656	96,453	95,564	97,054	95,359
- Diluted	97,656	98,583	96,816	97,054	96,644

Q3 2011 GUIDANCE:	Q3 2011	FY 2011
Revenue	$700,000-$750,000	$2,800,000-$2,950,000
Gross margin (GAAP)	12%-14%	14%-16%
Gross margin (non-GAAP)	13%-15% (a)	17%-19% (b)
Net income per diluted share (GAAP)	($0.25)-($0.15)	($1.00)-($0.50)
Net income per diluted share (non-GAAP)	$0.05-$0.15 (c)	$0.75-$1.25 (d)

(a) Estimated non-GAAP amounts above for Q3 2011 reflect adjustments that exclude the estimated amortization of intangible assets of approximately $0.06-$0.13 million, estimated stock-based compensation expense of approximately $3.71-$5.71 million and estimated non-cash interest expense of approximately $0.46-$1.06 million.

(b) Estimated non-GAAP amounts above for FY 2011 reflect adjustments that exclude the estimated amortization of intangible assets of approximately $0.68-$0.78 million, estimated stock-based compensation expense of approximately $15.03-$19.03 million, estimated non-cash interest expense of approximately $2.60-$4.00 million and loss on change in European government incentives of approximately $48.46 million.

(c) Estimated non-GAAP amounts above for Q3 2011 reflect adjustments that exclude the estimated amortization of intangible assets of approximately $6.64-$7.70 million, estimated stock-based compensation expense of approximately $12.99-$15.99 million, estimated non-cash interest expense of approximately $6.49-$8.19 million, estimated restructuring charges of approximately $0.10-$1.40 million, estimated Total investment related costs of approximately $0.30-$0.90 million, amortization of promissory notes of approximately $0.13 million and the related tax effects of these non-GAAP adjustments.

(d) Estimated non-GAAP amounts above for FY 2011 reflect adjustments that exclude the estimated amortization of intangible assets of approximately $27.40-$29.50 million, estimated stock-based compensation expense of approximately $53.46-$59.46 million, estimated non-cash interest expense of approximately $27.39-$30.99 million, estimated restructuring charges of approximately $12.14-$14.64 million, estimated Total investment related costs of approximately $13.12-$14.32 million, amortization of promissory notes of approximately $3.57 million, loss on change in European government incentives of approximately $53.14 million, gain on change in equity interest of unconsolidated investee of approximately $0.32 million and the related tax effects of these non-GAAP adjustments.

The following supplemental data represents the individual charges and credits that are excluded from SunPower’s non-GAAP financial measures for each period presented in the Condensed Consolidated Statements of Operations contained herein.

SUPPLEMENTAL DATA
(In thousands)

THREE MONTHS ENDED

	July 3, 2011
	Revenue		Cost of revenue		Operating expenses
	Utility and power plants	Residential and commercial	Utility and power plants	Residential and commercial	Research and development	Selling, general and administrative	Restructuring charges	Other income (expense), net	Benefit from (provision for) income taxes	Income from discontinued operations, net of taxes
Amortization of intangible assets	$-	$-	$65	$2	$-	$6,801	$-	$-	$-	$-
Stock-based compensation expense	-	-	2,414	2,859	1,735	5,809	-	-	-	-
Total investment related costs	-	-	-	-	-	13,123	-	-	-	-
Amortization of promissory notes	-	-	-	-	-	698	1,364	-	-	-
Loss on change in European government incentives	-	-	29,082	19,381	-	-	11,944	-	-	-
Non-cash interest expense	-	-	601	155	-	2	-	6,249	-	-
Mark-to-market derivatives	-	-	-	-	-	-	-	97	-	-
Gain on change in equity interest in unconsolidated investee	-	-	-	-	-	-	-	(322)	-	-
Tax effect	-	-	-	-	-	-	-	-	27,416	-
	$-	$-	$32,162	$22,397	$1,735	$26,433	$13,308	$6,024	$27,416	$-

	April 3, 2011
	Revenue		Cost of revenue		Operating expenses
	Utility and power plants	Residential and commercial	Utility and power plants	Residential and commercial	Research and development	Selling, general and administrative	Restructuring charges	Other income (expense), net	Benefit from (provision for) income taxes	Income from discontinued operations, net of taxes
Amortization of intangible assets	$-	$-	$102	$193	$-	$6,769	$-	$-	$-	$-
Stock-based compensation expense	-	-	885	1,036	1,769	9,473	-	-	-	-
Amortization of promissory notes	-	-	-	-	-	1,290	-	-	-	-
Loss on change in European government incentives	-	-	-	-	-	-	-	4,672	-	-
Non-cash interest expense	-	-	385	649	-	-	-	6,291	-	-
Mark-to-market derivatives	-	-	-	-	-	-	-	44	-	-
Tax effect	-	-	-	-	-	-	-	-	(17,035)	-
	$-	$-	$1,372	$1,878	$1,769	$17,532	$-	$11,007	$(17,035)	$-

	July 4, 2010
	Revenue		Cost of revenue		Operating expenses
	Utility and power plants	Residential and commercial	Utility and power plants	Residential and commercial	Research and development	Selling, general and administrative	Restructuring charges	Other income (expense), net	Benefit from (provision for) income taxes	Income from discontinued operations, net of taxes
Amortization of intangible assets	$-	$-	$774	$2,125	$-	$8,803	$-	$-	$-	$-
Stock-based compensation expense	-	-	1,632	2,327	2,253	5,379	-	-	-	-
Amortization of promissory notes	-	-	-	-	-	2,919	-	-	-	-
Non-cash interest expense	-	-	275	393	-	-	-	8,710	-	-
Mark-to-market derivatives	-	-	-	-	-	-	-	(34,070)	-	-
Gain on change in equity interest in unconsolidated investee	-	-	-	-	-	-	-	(28,348)	-	-
Tax effect	-	-	-	-	-	-	-	-	47,457	-
Discontinued operations	7,905	-	-	-	-	(22)	-	3,627	(3,614)	(7,896)
	$7,905	$-	$2,681	$4,845	$2,253	$17,079	$-	$(50,081)	$43,843	$(7,896)

SIX MONTHS ENDED

	July 3, 2011
	Revenue		Cost of revenue		Operating expenses
	Utility and power plants	Residential and commercial	Utility and power plants	Residential and commercial	Research and development	Selling, general and administrative	Restructuring charges	Other income (expense), net	Benefit from (provision for) income taxes	Income from discontinued operations, net of taxes
Amortization of intangible assets	$-	$-	$167	$195	$-	$13,570	$-	$-	$-	$-
Stock-based compensation expense	-	-	3,299	3,895	3,504	15,282	-	-	-	-
Total investment related costs	-	-	-	-	-	13,123	-	-	-	-
Amortization of promissory notes	-	-	-	-	-	1,988	1,364	-	-	-
Loss on change in European government incentives	-	-	29,082	19,381	-	-	11,944	4,672	-	-
Non-cash interest expense	-	-	986	804	-	2	-	12,540	-	-
Mark-to-market derivatives	-	-	-	-	-	-	-	141	-	-
Gain on change in equity interest in unconsolidated investee	-	-	-	-	-	-	-	(322)	-	-
Tax effect	-	-	-	-	-	-	-	-	10,381	-
	$-	$-	$33,534	$24,275	$3,504	$43,965	$13,308	$17,031	$10,381	$-

	July 4, 2010
	Revenue		Cost of revenue		Operating expenses
	Utility and power plants	Residential and commercial	Utility and power plants	Residential and commercial	Research and development	Selling, general and administrative	Restructuring charges	Other income (expense), net	Benefit from (provision for) income taxes	Income from discontinued operations, net of taxes
Amortization of intangible assets	$-	$-	$1,463	$4,249	$-	$10,749	$-	$-	$-	$-
Stock-based compensation expense	-	-	2,823	3,818	3,936	11,822	-	-	-	-
Amortization of promissory notes	-	-	-	-	-	2,919	-	-	-	-
Non-cash interest expense	-	-	676	895	-	-	-	14,197	-	-
Mark-to-market derivatives	-	-	-	-	-	-	-	(31,852)	-	-
Gain on change in equity interest in unconsolidated investee	-	-	-	-	-	-	-	(28,348)	-	-
Tax effect	-	-	-	-	-	-	-	-	15,868	-
Discontinued operations	7,905	-	-	-	-	(22)	-	3,627	(3,614)	(7,896)
	$7,905	$-	$4,962	$8,962	$3,936	$25,468	$-	$(42,376)	$12,254	$(7,896)